UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022 (April 25, 2022)

ALDEYRA THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320
Lexington, MA 02421
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, Joshua Reed notified Aldeyra Therapeutics, Inc. (the “Company”) of his intent to resign as the Company’s Chief Financial Officer and Treasurer. Mr. Reed has agreed to provide transitional assistance through May 10, 2022, the effective date of his resignation (the “Resignation Date”). Mr. Reed’s resignation did not involve any disputes or conflicts with management or the Company’s board of directors.

Effective as of the Resignation Date, the Company plans to appoint Bruce Greenberg to serve as its Vice President of Finance, Interim Chief Financial Officer, and Treasurer. In such role, Mr. Greenberg would also serve as the Company’s principal financial and accounting officer.  There will be no change to Mr. Greenberg’s compensatory arrangements in connection with this appointment.

A copy of the press release announcing Mr. Reed’s resignation and the appointment of Mr. Greenberg is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Greenberg, age 54, joined the Company as Vice President and Controller in December 2019. Prior to joining the Company, from May 2017 to December 2019, Mr. Greenberg served as the Corporate Controller at Karyopharm Therapeutics Inc., which develops and commercializes drugs for use in oncological treatments. Prior to his time at Karyopharm, Mr. Greenberg held finance roles of increasing responsibility at KVH Industries, Inc., Berklee College of Music, Harvard Bioscience, Inc. and MKS Instruments, Inc.  Mr. Greenberg began his career as a member of the audit practice of Ernst & Young LLP, where he focused on life science and technology clients.  Mr. Greenberg, a certified public accountant, received his B.A. in Economics from Clark University and his M.B.A. in Accounting from Northeastern University’s D’Amore-McKim School of Business.

There are no arrangements or understandings between Mr. Greenberg and any other person pursuant to which Mr. Greenberg was selected as an officer of the Company. Mr. Greenberg does not have any family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Greenberg and the Company will also enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer of the Company. The indemnification agreement will be in the form entered into with the Company’s other executive officers. This form of indemnification agreement is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Aldeyra Therapeutics, Inc. dated April 28, 2022.
99.2
Form of Indemnity Agreement for Directors and Officers (filed as Exhibit 10.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-193204), as filed on March 17, 2014, and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady
Name:	Todd C. Brady, M.D. Ph.D.
Title:	Chief Executive Officer

Dated: April 28, 2022